Exhibit 99.1

FOR IMMEDIATE RELEASE
AUGUST 6, 2009

Contact:	Jill McMillan, Manager, Public & Industry Affairs Phone: (214) 721-9271 Jill.McMillan@CrosstexEnergy.com

CROSSTEX COMPLETES SALE OF MISSISSIPPI, ALABAMA AND SOUTH TEXAS ASSETS

Net Proceeds to Reduce Leverage

DALLAS, August 6, 2009 – Crosstex Energy, L.P. (NASDAQ: XTEX) (the Partnership) announced today the completion of the sale of its Mississippi, Alabama and South Texas assets to Southcross Energy, LLC, a Dallas-based natural gas transportation and processing company for $220 million. Crosstex will use the net proceeds from the transaction to repay approximately $212 million of the Partnership’s outstanding debt, which will satisfy the targets for debt reductions in September 2009 and December 2009 established in the Partnership’s amendments to its debt facilities.

“Completion of this sale is a significant step in the execution of our plan, and it will allow us to reduce debt,” said Barry E. Davis, Crosstex President and Chief Executive Officer. “As we have previously stated, asset sales are an important part of our deleveraging initiatives, and we will continue to explore other transactions that we believe are in the best interests of the company and our stakeholders.”

Goldman, Sachs & Co. served as the exclusive financial advisor to Crosstex in connection with the transaction.

Crosstex to Hold Second-Quarter Earnings Conference Call Tomorrow, Friday, August 7

The Partnership and Crosstex Energy, Inc. (NASDAQ:XTXI) (the Corporation) will hold their quarterly conference call to discuss second-quarter 2009 results tomorrow, Friday, August 7, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). The dial-in number for the call is 1-888-679-8037. Callers outside the United States should dial 1-617-213-4849. The passcode for all callers is 54146916. Investors are advised to dial in to the call at least 10 minutes prior to the call time to register. Participants may preregister for the call at https://www.theconferencingservice.com/prereg/key.process?key=PHXYKGDFH. Preregistrants will be issued a pin number to use when dialing in to the live call, which will provide quick access to the conference by bypassing the operator upon connection. Interested parties also can access a live Web cast of the call on the Investors page of Crosstex’s Web site at www.crosstexenergy.com.

- more -

Crosstex Completes Sale of Mississippi, Alabama and South Texas Assets

After the conference call, a replay can be accessed until November 4, 2009, by dialing 1-888-286-8010. International callers should dial 1-617-801-6888 for a replay. The passcode for all callers listening to the replay is 59024267. Interested parties also can visit the Investors page of Crosstex’s Web site to listen to a replay of the call.

About the Crosstex Energy Companies
After the closing of the assets sale, Crosstex Energy, L.P., a midstream natural gas company headquartered in Dallas, operates approximately 3,300 miles of pipeline, 10 processing plants, three fractionators, and approximately 180 natural gas amine-treating plants and dew-point control plants. The Partnership currently provides services for 3.2 billion cubic feet per day of natural gas, or approximately six percent of marketed U.S. daily production.

Crosstex Energy, Inc. owns the two percent general partner interest, a 33 percent limited partner interest, and the incentive distribution rights of Crosstex Energy, L.P.

Additional information about the Crosstex companies can be found at www.crosstexenergy.com.

About Southcross Energy, LLC
Southcross Energy, LLC, headquartered in Dallas, is a newly formed midstream natural gas company. It was established with the management team of Estrella Energy, LP and Charlesbank Capital Partners. For additional information about Southcross Energy, contact Rick Lemmon at 214-393-7506 or by email at lemmon@southcrossenergy.com

About Charlesbank Capital Partners, LLC
Charlesbank Capital Partners, LLC is a middle-market private equity investment firm managing more than $1.5 billion of capital. Charlesbank focuses on management-led buyouts and growth capital financings, typically investing $25 million to $100 million per transaction in companies with enterprise values of $50 million to $750 million. The firm seeks to partner with strong management teams to build companies with sustainable competitive advantages and excellent prospects for growth. For more information, visit www.charlesbank.com.

###